Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 30, 2012

SYKES ENTERPRISES, INCORPORATED TO ACQUIRE

BEST-IN-CLASS AT-HOME AGENT PROVIDER ALPINE ACCESS

—Transaction to drive differentiation and substantially strengthen competitive position

—Transaction expected to be accretive to earnings per share on a non-GAAP basis in 2013

—Second quarter and full year 2012 business outlook update

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1  •  800  •  TO  •  SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

For SYKES, the acquisition of Alpine Access provides opportunity as it:

•      Creates significant competitive differentiation for quality, speed to market, scalability and flexibility driven by proprietary, internally-developed software, systems, processes and other intellectual property which uniquely overcome the challenges of the at-home delivery model;

•      Dramatically strengthens the Company’s current service portfolio and go-to-market offering while expanding the breadth of clients with minimal client overlap;

•      Broadens the addressable market opportunity within existing and new verticals as well as clients;

•      Expands the addressable pool of skilled labor;

•      Allows SYKES to leverage operational best practices across its global platform, with the potential to convert more of the fixed cost to variable cost; and

•      Further enhances the growth and margin profile of SYKES to drive shareholder value

TAMPA, FL – July 30, 2012 – Sykes Enterprises Incorporated (“SYKES” or the “Company”) (NasdaqGS: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today that it has signed a definitive agreement to acquire Alpine Access, Inc. (“Alpine Access”). Founded in 1998 in Denver, Colorado, Alpine Access is an industry leader in the at-home agent space – recruiting, training, managing and delivering award-winning customer contact services through a secured and proprietary virtual call center environment. Alpine Access leverages its broad portfolio of service offerings across a diverse set of clients and various verticals, including communications, healthcare, retail, government, financial services and technology in the U.S. and Canadian markets. The Board of Directors of SYKES and Alpine Access have each approved the transaction unanimously. Alpine Access has already received shareholder approval from the shareholders necessary to approve the transaction. The transaction is expected to close sometime around the end of the third quarter, subject to the satisfaction of customary closing conditions, including Hart-Scott-Rodino clearance.

According to industry research firm Ovum, the outsourcing of at-home agents is a growing customer relationship management (CRM) segment. Ovum also notes that value surrounding home agents is as solid as ever, and has been augmented in recent years, due to innovation around security, vertical market expansion, and forays beyond the traditional U.S. market. From 2008 to 2011, Alpine Access’ revenues have grown at a compound annual rate of approximately 34% while remaining profitable since 2009. For the trailing 12-months ended June 30, 2012, Alpine Access’ revenues were $105.7 million. Alpine Access had a positive net cash position at the end of second quarter 2012.

Alpine Access’ Chief Executive Officer Christopher Carrington stated, “This is a very exciting day for the employees, clients, and shareholders of Alpine Access as we look forward to joining forces with an industry leader such as SYKES. Our vision has been to ‘transform where and how the world learns, works and lives’, and our team remains committed to executing on this vision as part of the SYKES global platform. Throughout our history, we have built an organization with a people-centered culture, a reputation for consistent operational excellence, and a track record of delivering exceptional value to our clients, creating perfect alignment with the traits that also set SYKES apart in the brick-and-mortar customer care marketplace. As part of SYKES, we will have the opportunity to further accelerate the growth and adoption of the at-home agent model while leveraging the combined resources to bring even greater innovations and capabilities to the marketplace. In a rapidly evolving landscape, the combined company will marshal a comprehensive and differentiated set of solutions with the quality, scale, speed, flexibility and cost dimensions that will further distinguish the organization from the competition. Just as our clients will benefit greatly from the broader and deeper operating capabilities of the combined company, our employees will also benefit from this transaction as they will have the opportunity to advance their careers as part of a larger and more global organization.”

Chuck Sykes, President and Chief Executive Officer of Sykes Enterprises, Inc, remarked, “This is a momentous day for SYKES, our clients and our investors, as we take our business model to the next level. Increasingly in the call center BPO industry, the ability to flex, adapt and scale is at a premium and can be a competitive advantage both from clients’ and vendors’ perspectives. This has never been more so than in today’s volatile macro-economic environment. Alpine Access, with its solid brand recognition and domain expertise developed around its operating model, is a scarce asset that builds markedly on our existing at-home agent initiative. Given the breadth and depth of clients, verticals and offerings, Alpine Access, through years of hard work, has taken the at-home agent model from a niche concept to a breakthrough offering that has seen a broader and steeper adoption curve among a growing number of Fortune 1000 clients. The transaction is consistent with our disciplined strategy of staying focused within the core customer contact management industry and managing for the long-term. In addition, this transaction positions us extremely well in what we view as a fast growing segment within the industry. Having known Alpine Access for almost a decade, it is also a good fit with our culture at SYKES. We are impressed with the caliber of talent at Alpine Access and believe that together, we can bring differentiated value to our clients and shareholders. We would like to use this occasion to welcome the Alpine Access team to the SYKES family.”

Alpine Access’ President & Chief Executive Officer Christopher Carrington and key members of his management team, along with most Alpine Access employees across each functional group, are expected to join SYKES upon the close of the transaction.

Transaction Terms

Under the terms of the merger agreement, SYKES will pay approximately $150 million in cash for 100% of the equity of Alpine Access. The purchase price is expected to be funded through a combination of cash on hand and a draw-down of the Company’s existing credit facility. This acquisition is expected to be accretive on a non-GAAP diluted earnings per share basis in 2013, which excludes amortization of acquisition-related intangible assets, severance and consulting engagement costs, and merger and integration costs. The Company does not anticipate any meaningful cost synergies, as the elimination of certain duplicative functions (board fees, D&O insurance, etc.) and greater purchasing power are likely to be largely offset by public-company compliance costs.

Conference Call

The Company will conduct a conference call regarding the Alpine Access transaction Monday, July 30, 2012, at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location until October 31, 2012. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Advisors

Greenhill & Co LLC served as the exclusive financial advisor to SYKES on the transaction, while Wells Fargo Securities served as the exclusive financial advisor to Alpine Access. Shumaker, Loop & Kendrick, LLP served as SYKES’ legal advisor, while Davis Graham & Stubbs LLP served as Alpine Access’ legal advisor.

Second-Quarter 2012 Business Outlook Update

•      Separate from the Alpine Access acquisition, the Company anticipates a better-than-expected second quarter 2012 operating performance

•      For the second quarter ended June 30, 2012, SYKES anticipates revenues to be between $263 million and $265 million versus the previously discussed business outlook revenue range of $260 million to $265 million

•      Both GAAP and non-GAAP earnings per diluted share are expected to range between $0.16 to $0.18 and between $0.22 and $0.24, respectively, exceeding the previously discussed business outlook ranges of $0.08 to $0.10 and $0.14 to $0.16 (see Exhibit 1 for reconciliation), respectively, driven largely by lower SG&A expenses, some of which were timing related

•      The Company will release its second quarter 2012 results on Monday, August 6, 2012, after the market close and conduct a conference call on August 7th, 2012, to discuss its second quarter 2012 financial results

•      The Company expects to provide an update on the financial impact of the Alpine Access transaction when it reports its financial results for the period in which the closing occurs

Full Year 2012 Business Outlook Update

•      For the full year 2012, SYKES now anticipates revenues to range between $1,070 million and $1,085 million versus the previous business outlook range of $1,100 million to $1,115 million. The change in revenue outlook is driven by a combination of uneven demand in the second half of the year among certain clients and an elongated sales cycle due to macro-economic uncertainty, coupled with delays in certain program starts due to political uncertainty in the U.S. and foreign exchange headwinds. SYKES’ revised 2012 business outlook does not reflect the impact of the Alpine Access transaction

•      Both GAAP and non-GAAP earnings per diluted share are expected to range between $0.86 and $0.96 and $1.10 and $1.20, respectively. This compares to the previously discussed business outlook ranges of $0.93 to $1.03 and $1.15 to $1.25 (see Exhibit 2 for reconciliation), respectively

Non-GAAP Financial Measures

Non-GAAP adjusted earnings per diluted share is an important indicator of performance as this non-GAAP financial measures assists readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. This non-GAAP indicator of performance is not a measure of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Alpine Access, Inc.

Alpine Access is redefining the contact center industry through its virtual outsourcing services and solutions. Founded in 1998, Alpine Access powers the customer service and technical support operations of many leading international brands through approximately 5,000 work-at-home professionals across the U.S. and Canada. Listed as a “2012 Cool Vendor” by Gartner Inc. for its innovative business services model, Alpine Access’ clients include respected Fortune 1000 companies in the financial services, communications, technology, healthcare, retail, travel and hospitality sectors.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore global delivery model, along with virtual at-home agents, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of non-GAAP diluted earnings per share accretion not being realized, or not being realized within the anticipated time period, (xxvii) risks related to the integration of the businesses of SYKES and Alpine Access and (xxviii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

Exhibit 1

Business Outlook Second Quarter 2012
GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.08 - $0.10
Adjustments:
ICT Severance & Consulting Engagement Costs	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.05
Merger & Integration Costs	—
EMEA Restructuring	0.01
Other	—

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.14 - $0.16

Updated Business Outlook Second Quarter 2012
GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.16 - $0.18
Adjustments:
ICT Severance & Consulting Engagement Costs	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.05
Merger & Integration Costs	0.01
EMEA Restructuring	—
Other	—

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.22 - $0.24

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

Exhibit 2

Business Outlook Full Year 2012

GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.93 - $1.03
Adjustments:
ICT Severance & Consulting Engagement Costs	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.19
Merger & Integration Costs	—
EMEA Restructuring	0.03
Other	—

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$1.15 - $1.25

Updated Business Outlook Full Year 2012

GAAP Income from Continuing Operations, net of taxes, per diluted share	$0.86 - $0.96
Adjustments:
ICT Severance & Consulting Engagement Costs	—
ICT Depreciation & Amortization of Plant, Property & Equipment and Intangible Write-ups	0.19
Merger & Integration Costs	0.02
EMEA Restructuring	0.03
Other	—

Non-GAAP Income from Continuing Operations, net of taxes, per diluted share	$1.10 - $1.20